UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 11, 2011

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 N. Sepulveda Blvd., El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements with Certain Officers.

The Board of Directors (the “Board”) of International Rectifier Corporation (the “Company”) previously adopted the International Rectifier Corporation 2011 Performance Incentive Plan (the “2011 Plan”), subject to stockholder approval of the 2011 Plan.  As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the 2011 Plan.

The following summary of the 2011 Plan is qualified in its entirety by reference to the text of the 2011 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Board or one or more committees appointed by the Board will administer the 2011 Plan.  The Board has delegated general administrative authority for the 2011 Plan to the Compensation Committee of the Board.  The administrator of the 2011 Plan has broad authority under the 2011 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2011 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock (the “Common Stock”) that may be issued or transferred pursuant to awards under the 2011 Plan equals: (1) 10,000,000 shares, less (2) the number of any shares subject to awards granted under the Company’s 2000 Incentive Plan (the “2000 Plan”) after June 27, 2011 and on or before the date of the date of the Company’s Annual Meeting of Stockholders held on November 11, 2011, plus (3) the number of any shares subject to stock options granted under the 2000 Plan and outstanding as of the date of June 27, 2011 which expire, or for any reason are cancelled or terminated, after June 27, 2011 without being exercised, plus (4) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2000 Plan that are outstanding and unvested as of June 27, 2011 which are forfeited, terminated, cancelled, or otherwise reacquired after June 27, 2011 without having become vested. For these purposes, shares subject to awards granted under the 2000 Plan that are “full-value awards” (as described below) will be taken into account based on the full-value award ratio described below. As of September 16, 2011, approximately 751,620 shares were available for additional award grant purposes under the 2000 Plan, and approximately 4,432,060 shares were subject to awards then outstanding under the 2000 Plan.

Shares issued in respect of any “full-value award” granted under the 2011 Plan will be counted against the share limit described in the preceding paragraph as 1.50 shares for every one share actually issued in connection with the award.  For example, if the Company granted 100 shares of Common Stock under the 2011 Plan, 150 shares would be charged against the share limit with respect to that award.  For this purpose, a “full-value award” means any award granted under the plan other than a stock option or stock appreciation right.

Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2011 Plan will again be available for subsequent awards under the 2011 Plan (with any such shares subject to full-value awards increasing the plan’s share limit based on the full-value award ratio described above). Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2011 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2011 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will again be available for subsequent awards under the 2011 Plan (with any such shares subject to full-value awards increasing the plan’s share limit based on the full-value award ratio described above). In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2011 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued.

The types of awards that may be granted under the 2011 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Common Stock or units of Common Stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2011 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 5.07               Submission of Matters to a Vote of Security Holders.

(a)          The Company held its 2011 annual meeting of stockholders (the “Annual Meeting”) on November 11, 2011.

(b)         The final results for each of the matters submitted to a vote of security holders at the Annual Meeting are as follows:

Proposal 1        Election of Directors. The following nominees for election as part of a single class of  directors to hold office for a term ending at the 2012 annual meeting of stockholders received the number of votes set forth opposite their respective names:

	For	Withheld	Broker Non-Votes
Richard J. Dahl	57,641,819	593,889	5,376,185
Dwight W. Decker	56,615,268	1,620,440	5,376,185
Rochus E. Vogt	54,511,752	3,723,956	5,376,185

All three nominees listed above were elected to serve as part of a single class of directors on the Board.  In addition, the terms of office of the following directors continued as part of the single class of directors after the Annual Meeting: Robert S. Attiyeh, Mary B. Cranston, Oleg Khaykin, Thomas A. Lacey, Dr. James D. Plummer and Barbara L. Rambo.

Proposal 2        Proposal to approve the International Rectifier Corporation 2011 Performance Incentive Plan. The proposal to approve the International Rectifier Corporation 2011 Performance Incentive Plan received the following votes:

For	Against	Abstentions	Broker Non-Votes
41,707,402	16,429,673	98,633	5,376,185

The proposal was approved.

Proposal 3        Proposal to approve, by non-binding vote, the compensation of the Company’s named executive officers. The advisory proposal to approve, by non-binding vote, the compensation of the Company’s named executive officers received the following votes:

For	Against	Abstentions	Broker Non-Votes
54,466,944	3,635,147	133,617	5,376,185

The advisory proposal was approved.

Proposal 4        Proposal to recommend, by non-binding vote, the frequency of future advisory votes on the Company’s executive compensation program. The advisory proposal to recommend, by non-binding vote, the frequency of future advisory votes on the Company’s executive compensation program received the following votes:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
53,518,966	128,867	4,427,455	160,620	5,376,185

By advisory vote, stockholders approved a one year frequency of future advisory votes on the Company’s executive compensation program.

Proposal 5        Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012 received the following votes:

For	Against	Abstentions	Broker Non-Votes
59,182,692	4,378,581	50,620	N/A

The appointment of Ernst & Young LLP was ratified.

(d)           In light of the voting results on Proposal 4, the Board has decided that it will include an advisory vote on the compensation of the Company’s named executive officers in the proxy materials for its future annual meetings of stockholders on an annual basis until the next required vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, which will occur no later than the Company’s annual meeting of stockholders in 2017.

Item 7.01.  Regulation FD Disclosure.

On November 11, 2011, the Company issued a press release announcing the results of the Annual Meeting.  A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report. The furnishing of the information in this Item 7.01 of this report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	International Rectifier Corporation 2011 Performance Incentive Plan.

99.1	Press release of International Rectifier Corporation, dated November 11, 2011, announcing results of the 2011 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2011	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
Name: Timothy E. Bixler
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	International Rectifier Corporation 2011 Performance Incentive Plan.

99.1	Press release of International Rectifier Corporation, dated November 11, 2011, announcing results of the 2011 annual meeting of stockholders.